UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (date of earliest event reported): February 21, 2018

YUS International Group Limited
(Exact name of registrant as specified in charter)

Nevada

(State or other jurisdiction of incorporation)

000-52020	90-0201309
(Commission File Number)	(IRS Employer Identification No.)

Room A, Block B, 21/F, Billion Centre
Room A, Block B, 21/F, Billion Centre, 1 Wang Kwong Road Kowloon Bay, Kowloon, Hong Kong
(Address of Principal Executive Offices)

852-2882-7026
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Principal Officer; Appointment of Principal Officer

On February 21, 2018, Ms. Catherine Yip was appointed as Chief Operating Officer of the Company. Brief biography of Ms. Catherine Yip is as follows:

Ms. Catherine Yip

Ms. Catherine Yip was graduated in the University of Toronto and has worked in the I.T. industry for over 35 years; seasoned in system implementation and project management. She joined the Kowloon Motor Bus Company (1933) Limited in 1986 and was the Head of Information Technology Department before separation in early 2016. She has provided technological vision and leadership in the development and implementation of company-wide information technology initiatives and has immense passion for implementing top quality I.T. solutions for service and efficiency improvement. The recent well-received achievement is the provision of ‘Estimated Arrival of Buses (ETA)’ on mobile app and website to the Hong Kong public. She has been appointed as Chief Operating Officer of YUS International Group Limited since February 21, 2018.

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SIGNATURES

In accordance with the requirements of the Exchange Act, the registrant caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

YUS International Group Limited

Dated: February 28, 2018	/s/ Chan Fuk Yu
Chan Fuk Yu, Director

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